UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.     )

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☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ACHILLION PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ACHILLION PHARMACEUTICALS, INC.

300 George Street

New Haven, Connecticut 06511

SUPPLEMENT TO THE PROXY STATEMENT FOR

THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 23, 2017

May 8, 2017

These Definitive Additional Materials amend and supplement the definitive proxy statement, dated April 17, 2017 (the “2017 Proxy Statement”), of Achillion Pharmaceuticals, Inc. for its 2017 Annual Meeting of Stockholders to be held at 300 George Street, New Haven, Connecticut 06511 on Tuesday, May 23, 2017 at 9:00 a.m., local time.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

This supplemental information should be read in conjunction with the 2017 Proxy Statement, which should be read in its entirety.

On May 8, 2017, Michael D. Kishbauch, a member of the Board of Directors (the “Board”) of Achillion Pharmaceuticals, Inc., notified the Board of his resignation from the Audit Committee and the Nominating and Corporate Governance Committee, effective immediately. Mr. Kishbauch will continue to serve on the Board.